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                          CONTRACT OF PURCHASE AND SALE

        THIS CONTRACT OF PURCHASE AND SALE (this "Contract") is by and between MAHARISHI GLOBAL DEVELOPMENT FUND ("Seller") and REALTY AMERICA GROUP, L. P. AND/OR ITS PERMITTED ASSIGNS ("Purchaser").

        Terms used in this Contract that are defined later in this Contract shall have the meaning contained in the later definition.

                                    ARTICLE 1

                                SALE AND PURCHASE

        SECTION 1.1 Subject to the terms and provisions hereof, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the following:

                (a) All of the real property owned by Seller, containing approximately 233,673 square feet, commonly known as 5600 N. Central Expressway, Dallas, Texas, and more particularly described on EXHIBIT A attached hereto and made a part hereof (the "Real Property"), together with all right, title and interest of Seller in and to any and all roads, easements, streets and ways bounding the Real Property, and rights of ingress and egress thereto; provided, however, that to the extent the Survey reflects a different description for the Real Property than that which is reflected on EXHIBIT A attached hereto, the field notes for the Survey (once approved as provided herein below) shall be substituted for the legal description set forth on attached EXHIBIT A;

                (b) All Improvements (herein so called) commonly known as Hotel Santa Fe (the "Hotel") owned by Seller and situated upon the Real Property, including, but not limited to, those certain buildings, structures, fixtures, parking areas, sidewalks, signs, landscaping and other improvements of every kind and nature presently situated on, in or under or hereafter erected, or installed or used in, on or about the Real Property; and

                (c) All Personal Property (herein so called) owned by Seller with respect to the Real Property or Improvements, including without limitation, (i) all licenses, permits, certificates of occupancy and other approvals issued by any governmental or quasi-governmental authority pertaining to the use, operation or maintenance of the Property which are in Seller's possession or control; (ii) all keys and combinations to all doors, cabinets, safes, enclosures and other locking items or areas on or about the Real Property or the Improvements which are in Seller's possession or control; (iii) all plans, engineering, environmental and other reports, surveys and specifications pertaining to the Property which are in Seller's possession or control; and (iv) all warranties and guaranties, if any, relating to the Real Property, Improvements or Personal Property. As used in this paragraph, the term "in Seller's possession or control," or similar language, is limited to items in Seller's possession or control to the knowledge of David Humphreys, the representative of Seller, without any special investigation on his part. The items being sold in this paragraph 1.1(c) exclude those items listed in EXHIBIT C hereto.

        SECTION 1.2 The Real Property, the Improvements, and the Personal Property are hereinafter sometimes collectively referred to as the "Property."

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                                    ARTICLE 2

                          CONSIDERATION FOR CONVEYANCE

        SECTION 2.1 The Purchase Price (herein so called) to be paid by Purchaser to Seller for the Property shall be $17,000,000.00 payable in cash by certified or wired funds at Closing (as hereafter defined).

                                    ARTICLE 3

                                  EARNEST MONEY

        SECTION 3.1 Within five (5) business days after the mutual execution of this Contract by Seller and Purchaser, Purchaser will deliver to the Title Company its check in the amount of $50,000 (the "Initial Earnest Money"), which Initial Earnest Money shall be increased to $250,000.00 (the "Additional Earnest Money" and together with the Initial Earnest Money, the "Earnest Money") upon the expiration of the Due Diligence Period, if this Contract has not been terminated prior to the expiration of the Due Diligence Period pursuant to
Section 8.1 hereof. If Purchaser fails to deposit the Additional Earnest Money after giving the notice provided in Section 8.1, then Seller may at any time before Closing, terminate this Agreement and retain the initial Earnest Money. The Title Company shall hold the Earnest Money in an interest-bearing account reasonably satisfactory to Seller and Purchaser. All interest which accrues on the Earnest Money shall constitute a portion of the Earnest Money and shall be disbursed with the Earnest Money as provided elsewhere herein.

                                    ARTICLE 4

           SURVEY, TITLE COMMITMENT, TITLE DOCUMENTS AND TITLE POLICY

        SECTION 4.1 Within ten (10) days after the Effective Date, Seller shall, at its sole cost and expense, cause to be prepared and delivered to Purchaser a current as-built survey of the Real Property and Improvements (the "Survey"). The Survey shall be prepared by a Registered Professional Land Surveyor licensed in the State of Texas and shall conform to the standards for a Category 1A, Condition II Survey according to the current Manual of Practice for Land Surveying in Texas of the Texas Society of Surveyors. The Survey shall form the basis for the legal description of the Property.

        SECTION 4.2 Within fifteen (15) days after the Effective Date, Seller, at Seller's sole cost and expense, shall furnish to Purchaser a current commitment with respect to the Real Property and Improvements (the "Title Commitment") for the issuance of an Owner's Policy of Title Insurance to Purchaser through Republic Title, 2626 Howell Street, 10th Floor, Dallas, Texas 75204; Attention: Pauletta Hubbard (the "Title Company"), together with legible copies of all documents (the "Title Documents") constituting exceptions to Seller's title as reflected in the Title Commitment, including legible copies of the current plat, if any, filed in the map and plat records.

        SECTION 4.3 Purchaser shall have a period of ten (10) days (the "Title and Survey Review Period") from its receipt of the last of the Survey, the Title Commitment and the Title Documents (collectively, "Title and Survey") to review the Title and Survey and to object in writing to Seller as to any matters therein to which Purchaser objects (the "Objections"). If Purchaser fails to so object prior to the expiration of the Title and Survey Review Period, Purchaser shall be deemed to have approved and accepted Title and Survey, and all matters shall be deemed Permitted Exceptions (herein so called). If Purchaser notifies Seller in writing of any Objections prior to the expiration of the Title and Survey Review Period, Seller shall then have a period of ten (10) days after its receipt of such notice to cure the

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Objections, or to notify Purchaser in writing of any Objections Seller cannot cure (the "Cure Notice"). Any matters not included in Purchaser's Objections shall be deemed Permitted Exceptions. Seller agrees to use its best efforts to cure the Objections; provided, however, in no event shall Seller be obligated to spend any money whatsoever to cure Objections, or institute litigation or other proceedings to cure Objections, provided further, however, and notwithstanding the foregoing, Seller will be required to satisfy any monetary liens at or before Closing, by any means which Seller deems appropriate. Upon Purchaser's receipt of the Cure Notice, Purchaser shall have until the expiration of the Due Diligence Period (as hereinafter defined) to either (i) terminate this Contract, and be entitled to the immediate return of the Initial Earnest Money which shall be immediately delivered to Purchaser by Seller, with neither party hereto being thereafter obligated to the other, except as to Purchaser's indemnification liability pursuant to Section 8.1 hereof, or (ii) waive the Objections by written notice to Seller and proceed to Closing with all uncured Objections constituting Permitted Exceptions. If Purchaser fails to notify Seller of its election prior to the expiration of the Due Diligence Period, Purchaser shall be deemed to have terminated this Contract pursuant to (i) above. Notwithstanding anything contained herein to the contrary (and except as permitted pursuant to the terms and provisions of Article 10), Seller may not, at any time after the Effective Date, place any new encumbrances and/or restrictions on the Property without the prior written consent of Purchaser, except in the normal course of the business of the hotel operated on the Property and for normal maintenance of the Property (but only so long as any of the foregoing are cancelable effective on or before the Closing Date). Permitted Exceptions shall include for all purposes: (a) the standard exceptions on the current Texas standard printed form of Owner Policy of Title Insurance and (b) taxes for the year of Closing and subsequent years.

        SECTION 4.4 At Closing, Seller shall furnish Purchaser, at Seller's cost and expense (excluding any additional premium for the deletion or addition of any provision, rider, or addendum desired by Purchaser), with an Owner's Policy of Title Insurance (the "Title Policy") issued on the standard form in use in the State of Texas, from a title insurance underwriter reasonably acceptable to Purchaser, insuring good and indefeasible title to the Real Property and Improvements in the Purchaser, subject only to the Permitted Exceptions. If Purchaser desires removal or addition of any provision, rider, or addendum, Purchaser shall pay the additional premiums.

                                    ARTICLE 5

                        ADDITIONAL ITEMS TO BE FURNISHED
                             TO PURCHASER BY SELLER

        SECTION 5.1 Within ten (10) days after the Effective Date, Seller shall deliver to Purchaser complete and legible copies of all records, reports, permits, documents and information reasonably requested by Purchaser, relating to the Property, to the extent David Humphreys (the authorized representative of Seller) is in possession or control of such items, including, without limitation, the following:

                (a) Copies of all engineering, soils and inspection reports relating to the Real Property or Improvements;

                (b) Copies of all environmental reports and other environmental information relating to the Real Property or Improvements;

                (c) Copies of any existing insurance certificates with respect to the Real Property and Improvements; and

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                (d)     Copies of any leases, contracts or other agreements
        relating to the Real Property or Improvements; provided, with respect to any residential leases, Seller shall only be required to deliver to Purchaser a Hotel guest list certified as being true and correct by David Humphreys for the residential leases in form and substance reasonably acceptable to Purchaser (and having attached thereto Seller's customary residential lease form).

Notwithstanding the foregoing, Purchaser acknowledges and agrees that David Humphreys has previously delivered to Purchaser those items described in EXHIBIT B attached hereto.

                                    ARTICLE 6

                   CONDEMNATION AND CASUALTY PRIOR TO CLOSING

        SECTION 6 If prior to the Closing of this transaction, all or any substantial part of the Premises is condemned, damaged, or destroyed, Purchaser shall have the option of either receiving an assignment of the proceeds of any condemnation award or insurance policies up to the amount of the Purchase Price with any remainder to Seller and proceed to closing without any reduction in the total consideration provided herein or declare this contract terminated by delivering written notice of termination pursuant to this paragraph to Seller within ten (10) days of the date Seller notifies Purchaser in writing of such condemnation, damage, or destruction. If necessary, the Closing Date will be extended to allow for such ten (10) day period. In the event of such termination, Purchaser shall be entitled to a refund of the Earnest Money and any Early Termination Fee. However, notwithstanding anything to the contrary herein, if any damage or destruction is the result of activities of Purchaser, Purchaser's agent, or Purchaser's consultants, then Purchaser shall be obligated to perform this Agreement as if the damage or destruction had not occurred. Further, if the Closing fails to take place for any reason, Purchaser will be liable to Seller for any damages or destruction to the Premises resulting from the activities of Purchaser, Purchaser's agents, or Purchaser's consultants. "Substantial" as used in the first sentence of this paragraph shall mean new condemnation, damage, or destruction that did not exist prior to the Effective Date of this Agreement and which is in an amount of $100,000.00 or more. Purchaser acknowledges that the Premises is currently in damaged condition, and Purchaser accepts such condition and any new condemnation, damage, or destruction that is not substantial as defined in this paragraph.

                                    ARTICLE 7

                    REPRESENTATIONS AND WARRANTIES OF SELLER

        SECTION 7.1 As of the Effective Date hereof, Seller represents and warrants to Purchaser, both as of the Effective Date and as of the Closing, that:

                (a) Except as otherwise permitted pursuant to the terms and provisions of Section 10 hereof, there will at Closing be no leases or rental agreements, either then in effect or scheduled to commence in the future with regard to the Property, except those leases set forth on attached EXHIBIT B (including any Hotel guest leases);

                (b) Except as otherwise permitted pursuant to the terms and provisions of Section 10, there will at Closing be no contracts or agreements, such as maintenance, service, banquet or special events, or management agreements, relating to the Property, except those set forth on attached EXHIBIT B.

                (c) Seller has received no written notice of any pending or threatened condemnation or other eminent domain proceedings instituted against the Property.

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                (d)     Seller has received no written notice of any threatened,
        and there currently is no pending, litigation which involves or affects the Real Property, the Improvements or the Personal Property, except Cause No. CC-04-00433-A, in the case styled PAUL ADAMS VS. HEAVEN ON EARTH INNS, INC., D/B/A HOTEL SANTA FE, pending in the County Court No.
        1 of Dallas County, Texas.

                (e) Seller shall cause all bills and invoices pertaining to services rendered by third parties with respect to the Real Property or the Improvements to be paid, except those bills contested and listed on EXHIBIT D hereto.

                (f) Seller and the individuals executing this Contract have the legal power, right, and authority to enter into this Contract and the instruments referenced herein and to bind Seller to the terms and conditions herein.

The foregoing representations and warranties are limited to the knowledge of David Humphreys, the authorized representative of Seller, without any special investigation on his part.

        SECTION 7.2 PURCHASER ACKNOWLEDGES THAT FOR SELLER'S PURPOSES, THE PROPERTY HAS NOT BEEN USED OR UNDER THE DIRECT CONTROL OF SELLER FOR A CONSIDERABLE LENGTH OF TIME, AND THAT SELLER HAS LITTLE, IF ANY, KNOWLEDGE OF THE PHYSICAL CONDITION OR ECONOMIC CHARACTERISTICS OF THE PROPERTY. SELLER HEREBY DISCLOSES TO PURCHASER THAT THE PROPERTY IS IN DISREPAIR AND THAT UTILITIES AND OTHER FACILITIES MAY BE LACKING OR INADEQUATE TO OPERATE ANY BUSINESS AT THE PROPERTY. PURCHASER ACCEPTS THE PROPERTY "AS IS" IN ITS PRESENT CONDITION AND WITH ALL DEFECTS AND, EXCEPT AS TO WARRANTIES OF TITLE AND OTHER REPRESENTATIONS AND WARRANTIES AS SPECIFIED AND LIMITED HEREIN. SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESSED OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING BUT NOT LIMITED TO, ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY, SUITABILITY FOR PURCHASER'S INTENDED BUSINESS PURPOSE, OR FITNESS FOR A PARTICULAR PURPOSE, IN RESPECT OF THE PROPERTY. SELLER SHALL NOT BE REQUIRED TO MAKE ANY REPAIRS, IMPROVEMENTS, AND ALTERATIONS NEEDED TO PUT THE PROPERTY IN A CONDITION SUITABLE FOR PURCHASER'S INTENDED BUSINESS PURPOSES. SELLER SHALL HAVE NO OBLIGATION WHATSOEVER FOR ANY MAINTENANCE, REPAIR, ALTERATION, OR IMPROVEMENT OF THE PROPERTY EXCEPT AS TO WARRANTIES OF TITLE AND OTHER REPRESENTATIONS AND WARRANTIES AS SPECIFIED AND LIMITED HEREIN. SELLER DISCLAIMS ANY WARRANTY, GUARANTY, OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT, OR FUTURE, OF, AS TO, OR CONCERNING THE NATURE AND CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL, AND GEOLOGY, AND THE SUITABILITY THEREOF AND OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY ELECT TO CONDUCT THEREON, OR COMPLIANCE OF THE PROPERTY WITH ANY APPLICABLE LAWS, ORDINANCES, RULES, OR REGULATIONS OF ANY GOVERNMENTAL AUTHORITY. SELLER MAKES NO WARRANTIES OR REPRESENTATIONS CONCERNING THE EXISTENCE OR NON-EXISTENCE OF OR NEED FOR REMOVAL OF ANY WASTE, HAZARD, OR CONTAMINANT ON, IN, OR UNDER THE PROPERTY. PURCHASER AGREES THAT IT WILL INSPECT THE PROPERTY AND MAKE DUE INQUIRIES REGARDING SAME, AND THAT, EXCEPT AS OTHERWISE PROVIDED HEREIN, IT WILL RELY SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER OR SELLER'S AGENTS.

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        SECTION 7.3    The representations and warranties contained in Section
7.1 hereof shall be true and correct on the date of Closing, and the obligation of Purchaser to close this transaction is expressly conditioned upon said representations and warranties being true and correct on the Closing Date, provided, however, that if Purchaser closes this transaction with actual knowledge that any representation or warranty is inaccurate, then Purchaser will have waived any claims as to that representation or warranty. Subject to Section
15.13 hereof, the representations and warranties contained in Section 7.1 hereof shall survive Closing, and any claim by Purchaser for an alleged breach of any warranty or representation by Seller must be brought within two years and one day from said alleged breach. Purchaser must give Seller written notice of said alleged breach of any warranty or representation within ninety-one (91) days of the alleged breach. Said notice is a condition precedent to bringing any claim for said alleged breach, and the failure to give such notice is a waiver of any claim for such an alleged breach.

        SECTION 7.4 The provisions of Section 7.2 will survive the Closing and will be included in the Deed and other Closing documents in substantially the form contained in this Contract.

                                    ARTICLE 8

                              DUE DILIGENCE PERIOD

        SECTION 8.1 Notwithstanding anything to the contrary contained herein, and in consideration of $100.00 paid by Purchaser to Seller as independent consideration for this Contract, Purchaser shall have ninety (90) days after the Effective Date (the "Due Diligence Period") within which to (i) conduct any and all engineering, environmental, and economic and feasibility studies and inspections of the Property which Purchaser may, in its sole discretion, deem necessary to determine whether or not the Property is suitable for Purchaser's intended use thereof, and (ii) to review all items furnished to Purchaser pursuant to Article 5 of this Contract. Seller hereby grants to Purchaser and Purchaser's agents the right to enter upon and conduct such inspections and studies beginning on the Effective Date until Closing or the earlier termination of this Contract, and Seller shall exercise reasonable efforts to, at no cost or expense to Seller, cooperate fully with Purchaser regarding any investigation Purchaser may wish to make of the Property. Purchaser agrees to exercise due care and reasonable prudence in performing such investigations, and may not contact any employees of Seller other than David Humphreys. If Purchaser does not notify Seller in writing on or before the expiration of the Due Diligence Period that Purchaser desires to consummate the transaction contemplated by this Contract, this Contract shall automatically terminate without further action of either party, the Initial Earnest Money shall be immediately returned to Purchaser by the Title Company, and the parties hereto shall have no further obligations one to the other hereunder, except as to Purchaser's indemnification liability pursuant to this Section 8.1, and as otherwise provided herein. If Purchaser timely notifies Seller of its acceptance of the Property, then the Earnest Money shall be non-refundable (and shall be applied as provided in this Contract), subject only to a Purchaser termination pursuant to Article 6 or a Seller Default. Purchaser hereby indemnifies, holds harmless, and agrees to defend Seller from and against any loss, cost, or expense resulting from any entry by Purchaser, or any agent of Purchaser, upon the Property or action taken during the Due Diligence Period, or otherwise, or any lien asserted by any third party as a result thereof. This provision shall survive the termination of this Contract and Closing.

        SECTION 8.2 PURCHASER ACKNOWLEDGES AND AGREES THAT, IN THE EVENT IT PURCHASES THE PROPERTY, THAT, AS BETWEEN IT AND SELLER, IT BEARS THE TOTAL RESPONSIBILITY AND COST OF ANY REMOVAL OF HAZARDOUS SUBSTANCES OR CONTAMINANTS FROM THE PROPERTY AND OTHER ITEMS CONVEYED THEREWITH. WITHOUT LIMITING THE FOREGOING, AFTER CLOSING, AS BETWEEN PURCHASER AND SELLER, THE RISK OF LIABILITY OR EXPENSE FOR ENVIRONMENTAL PROBLEMS, EVEN IF ARISING FROM EVENTS BEFORE CLOSING, WILL BE THE SOLE RESPONSIBILITY OF

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PURCHASER, REGARDLESS OF WHETHER THE ENVIRONMENTAL PROBLEMS WERE KNOWN OR
UNKNOWN AT CLOSING. ONCE CLOSING HAS OCCURRED, PURCHASER RELEASES SELLER FROM LIABILITY FOR ANY DEFECTS AND FROM ANY LIABILITY FOR ENVIRONMENTAL PROBLEMS AFFECTING THE PROPERTY, INCLUDING BUT NOT LIMITED TO LIABILITY UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION, AND LIABILITY ACT (CERLA), THE RESOURCE CONSERVATION AND RECOVERY ACT (RCRA), THE TEXAS SOLID WASTE DISPOSAL ACT, OR THE TEXAS WATER CODE. PURCHASER RELEASES SELLER FROM ANY LIABILITY FOR ENVIRONMENTAL PROBLEMS AFFECTING THE PROPERTY ARISING AS THE RESULT OF THEORIES OF PRODUCTS LIABILITY AND STRICT LIABILITY, OR UNDER NEW LAWS OR CHANGES TO EXISTING LAWS ENACTED AFTER THE EFFECTIVE DATE THAT WOULD OTHERWISE IMPOSE ON SELLER IN THIS TYPE OF TRANSACTION NEW LIABILITIES FOR ENVIRONMENTAL PROBLEMS AFFECTING THE PROPERTY.

                                    ARTICLE 9

                    CERTAIN PURCHASER'S CONDITIONS PRECEDENT

        SECTION 9.1 Purchaser's obligation to close the transaction herein contemplated is conditioned upon the following:

                (a)     Except as disclosed to Purchaser by Seller pursuant to
        Section 7.1(e), at Closing there being no unpaid bills or claims in connection with the operation, maintenance or repair of the Property, except bills or claims arising in connection with the day-to-day operation and maintenance of the Property; and

                (b) Prior to Closing Seller's continuing to operate and maintain the Property in the same manner as Seller has been operating and maintaining the Property prior to the Effective Date, except to the extent changes to the operation and maintenance of the Property are necessitated by the provision of this Agreement, including, but not limited to, Section 10 hereof.

                (c) With regard to Section 7.1(d) and (e), Seller having taken whatever action may be necessary to prevent items disclosed in those Sections from encumbering the property.

                                   ARTICLE 10

                CERTAIN AGREEMENTS REGARDING CONTRACTS AND LEASES

        SECTION 10.1 Reference is made to the contracts, including the banquet and special events contracts (collectively, the "Existing Contracts") set forth on attached EXHIBIT B, and to the leases, including Hotel guest leases (collectively, the "Existing Leases) set forth on attached EXHIBIT B. With regard to the Existing Contracts and the Existing Leases, and any potential contracts or leases entered into after the Effective Date, Seller and Purchaser agree as follows:

                (a) Except with regard to the Existing Contracts with Reliant Energy and SBC, which are separately addressed in Sections 10.1(f) and (g) below, Seller may not at any time after the Effective Date enter into any new contracts (the "New Contracts") without first obtaining the prior written approval of Purchaser, except for New Contracts entered into in the normal course of the business of operating and/or maintaining the Property and Hotel (but then only so long as each of said New Contracts is cancelable on 30 days' prior written notice, except for New Contracts involving banquet or special events, which must be cancelable on 60 days' prior written

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        notice); provided, in the event Purchaser exercises its right to require termination of the Existing Contracts and New Contracts prior to Closing pursuant to Section 10.1(c) below (and Purchaser meets the requirements of that Section), Seller may not thereafter enter into any New Contracts whatsoever (including, without limitation, New Contracts regarding banquet or special events).

                (b) Except with regard to the Existing Lease with Voice Stream, which is separately addressed in Section 10.1(e) below, Seller may not at any time after the Effective Date enter into any new leases (the "New Leases") without first obtaining the prior written consent of Purchaser, except for New Leases involving Hotel guests (but then only so long as each of said New Leases regarding Hotel guests are cancelable on 30 days' prior written notice); provided, in the event Purchaser exercises its rights to require termination of the Existing Leases and New Leases prior to Closing pursuant to Section 10.1(c) below (and Purchaser meets the requirements of that Section), Seller may not thereafter enter into any New Leases whatsoever with Hotel guests.

                (c) Upon (i) receipt of written notice from Purchaser, given at least five (5) days before the expiration of the Due Diligence Period, (ii) the deposit of the Additional Earnest Money, and (iii) the payment of the Early Termination Fee, as provided below, Seller will (except for the Existing Contracts with Reliant Energy and SBC, separately addressed in Sections 10.1(f) and (g) below, and except for the Existing Lease with Voice Stream, separately addressed in Section 10.1(e) below) send notices of termination (and copies of same to Purchaser) with regard to all Existing Contracts (and New Contracts permitted hereby) and Existing Leases (and New Leases permitted hereby); Purchaser shall, subject to Section 10(d) hereof, deliver to Seller (to be held by Seller, however, pursuant to the terms and conditions of this Contract) a $200,000.00 early termination fee (the "Early Termination Fee"), said Early Termination Fee to be non-refundable (but applicable to the Purchase Price), subject to a Purchaser termination pursuant to
        Article 6 or a Seller Default. Incident to such terminations, and subject to Section 10(d) hereof, Seller shall be obligated to timely take, at Seller's sole cost and expense (including termination fees and legal fees), such reasonable actions as are necessary to insure that all contract parties and/or tenants or lessees vacate the Property (and/or terminate their respective Existing Contract, New Contract, Existing Lease or New Lease, all as applicable) effective as of the applicable termination dates. As set forth above, Seller is not required to take any action pursuant to this Section 10(c) until such time as Purchaser complies with (i), (ii), and (iii) above, but nothing in this Section 10(c) shall be interpreted as making the deposit of the Additional Earnest Money optional with Purchaser.

                (d) In the event Purchaser does not provide written notice and the Early Termination Fee, both as provided in Section 10(c) hereof, or fails after giving the notice in Section 8.1 hereof to deposit the Additional Earnest Money, then Seller shall be relieved of any obligations set forth in Section 10(c) hereof, and in that event,
        Section 14.2 applies, and Purchaser agrees to take full responsibility for any performance after Closing of any existing Contracts, New Contracts, Existing Leases, or New Leases. However, provided that the Purchaser has deposited the Additional Earnest Money in a timely manner after having given the notice provided in Section 8.1 hereof, Purchaser may, at any time at least five (5) days prior to Closing, give the written notice and pay the Early Termination Fee, both as described in
        Section 10(c) hereof, and in that event, Seller will send the notices described in Section 10(c) hereof, and further, Seller will have the responsibility at its sole cost, to take such reasonable actions as are necessary to ensure the removal of any contract or lease obligation for which Seller's notice triggers a termination date that is prior to Closing. As to any contract or lease obligation to which Seller's notice triggers a termination date that is after Closing, Purchaser shall be responsible for, at its sole cost, taking such actions as it deems necessary to remove such obligations, and Section 14.2 shall apply. The

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        reference to contracts and leases in here specifically excludes the existing contracts with Reliant Energy and SBC, and the existing lease with VoiceStream.

                (e) Purchaser has been informed that Seller has sent one (1) or more notices terminating the Existing Leases with Voice Stream due to a default by Voice Stream thereunder. Notwithstanding anything contained herein to the contrary, Seller acknowledges and agrees that , in the event Voice Stream does not, within thirty (30) days after the Effective Date, acquiesce in writing as to such termination, Purchaser may attempt to negotiate modifications (reasonably acceptable to Seller) to said Existing Lease directly with representatives of Voice Stream; provided, if Purchaser is unable to obtain such modifications prior to the expiration of the Due Diligence Period, Seller understands that Purchaser may, at its option, terminate this Contract on or before the expiration of the Due Diligence Period and receive the immediate return of the Initial Earnest Money Deposit; provided further, however, in the event Purchaser does not timely terminate this Existing Lease due to same, Purchaser shall at the Closing (assuming Voice Stream has not, prior to the Closing, acquiesced in writing to the termination of its Existing Lease) assume the Existing Lease with Voice Stream.

                (f) With regard to the Existing Contract with Reliant Energy, Seller acknowledges and agrees that Purchaser may attempt to negotiate modifications (reasonably acceptable to Seller) to said Existing Contract directly with representatives of Reliant Energy; provided, if Purchaser is unable to obtain such modifications prior to the expiration of the Due Diligence Period, Seller understands that Purchaser may, at its option, terminate this Contract on or before the expiration of the Due Diligence Period and receive the immediate return of the Initial Earnest Money Deposit; provided further, however, in the event Purchaser does not timely terminate this Existing Contract due to same, Purchaser shall at the Closing assume the Existing Contract with Reliant Energy.

                (g) With regard to the Existing Contract with SBC, Seller acknowledges and agrees that Purchaser may attempt to negotiate modifications (reasonably acceptable to Seller) to said Existing Contract directly with representatives of SBC; provided, if Purchaser is unable to obtain such modifications prior to the expiration of the Due Diligence Period, Seller understands that Purchaser may, at its option, terminate this Contract on or before the expiration of the Due Diligence Period and receive the immediate return of the Initial Earnest Money Deposit; provided further, however, in the event Purchaser does not timely terminate this Existing Contract due to same, Purchaser shall at the Closing assume the Existing Contract with SBC.

                                   ARTICLE 11

                                     CLOSING

        SECTION 11.1 The consummation of the purchase and sale of the Property in accordance with this Contract ("Closing") hereunder shall be on the date which is sixty (60) days after the expiration of the Due Diligence Period (the "Closing Date"), and shall take place at the offices of the Title Company, or on such other date, or at such other place, as the parties may agree in writing.

        SECTION 11.2 At Closing, as a condition to Purchaser's obligations hereunder, Seller shall deliver or cause to be delivered to Purchaser each of the following items:

                (a) A special warranty deed in a form reasonably acceptable to Purchaser, duly executed and acknowledged by Seller, and in form for recording, conveying good, indefeasible fee simple title in the Real Property and Improvements to Purchaser, subject only to the Permitted Exceptions, and which shall contain the provisions of Sections 7.2 and 8.2 of this Contract;

                (b) A bill of sale in a form reasonably acceptable to Purchaser, duly executed by Seller, and conveying to Purchaser the Personal Property;

                (c) As applicable, an assignment and assumption of lease, in a form reasonably acceptable to Purchaser, duly executed by Seller (or an affiliate thereof, as applicable) and Purchaser, and assigning to Purchaser all of Seller's right, title and interest in the Existing Lease with Voice Stream (and evidencing Purchaser's assumption of the obligations of Seller or an affiliate thereof, as applicable) under said lease, and containing customary indemnity language for matters occurring before and after the Closing;

                (d)     Item (d) is intentionally deleted;

                (e) As applicable, an assignment and assumption, in a form reasonably acceptable to Purchaser, duly executed and acknowledged by Seller (or an affiliate thereof, as applicable) and Purchaser, and assigning to Purchaser all of Seller's right, title and interest in the Existing Contracts with Reliant Energy and SBC (and evidencing Purchaser's assumption of the obligations of Seller under said Existing Contracts, and containing customary indemnity language for matters occurring before and after the Closing);

                (f) Executed originals, or copies if Seller does not have originals, of the items of Personal Property described in Section 1.1(c)(i), (iii) and (iv) hereof;

                (g)     The Title Policy in the form specified in Section 4.4;

                (h) All keys to all locks on the Property, and copies of all operating records pertaining to the Property, unless such items are and will remain physically located at the Property;

                (i) Such evidence or documents as may be reasonably required by the Purchaser or the Title Company evidencing the status and capacity of Seller and the authority of the person or persons who are executing the various documents on behalf of Seller in connection with the sale of the Property;

                (j) A certification in a form to be provided or approved by Purchaser, signed by Seller under penalties of perjury, containing the following: (i) Seller's U.S. Taxpayer Identification Number; (ii) the address of Seller; and a statement that Seller is not a foreign person within the meaning of Sections 1445 and 7701 of the IRC (i.e., Seller is not a nonresident alien, foreign corporation, foreign partnership, foreign trust or foreign estate [as those terms are defined in Internal Revenue Code of 1986 and applicable regulations]);

                (k)     A signed settlement statement;

                (l)     Item (l) is intentionally deleted; and

                (m) Such other documents as are reasonably required by the Title Company to consummate the transaction contemplated hereby.

        SECTION 11.3 At Closing, as a condition of Seller's obligations hereunder, Purchaser shall deliver to Seller each of the following items:

                (a) The Purchase Price in cash by bank certified or wired funds (with the Earnest Money and Early Termination Fee, as applicable, being applied to same);

                (b) Each as applicable, counterpart of the documents described in Sections 11.2(c) and (e) above;

                (c) Such evidence or documents as may reasonably be required by Seller or the Title Company evidencing the status and capacity of Purchaser and the authority of the person or persons who are executing the various documents on behalf of Purchaser in connection with the acquisition of the Property;

                (c)     A signed settlement statement; and

                (d) Such other documents as are reasonably required to consummate the transaction contemplated hereby.

        SECTION 11.4 Seller and Purchaser shall prorate, as of midnight on the day before the Closing Date (the "Apportionment Date"), all rents, taxes, utilities, permit fees, and all other proratable items. In the event that actual taxes for the year of Closing are unknown at date of Closing, the proration shall be based on the amount of taxes actually paid for the previous year subject to reproration at such time as the actual amount is known. All escrow fees will be split one-half (1/2) between the parties. The recordation fee for the Deed will be paid by Seller. Purchaser shall pay all costs incurred by it in inspecting, testing, and analyzing the Property, all costs of any financing obtained by Purchaser, and all costs of any Mortgagee Title Policy. Each party shall pay its own attorneys' fees incurred in connection with this transaction. Payment for the Owners Title Policy will be as set out in Section 4.4 of this Contract.

                                   ARTICLE 12

                             REAL ESTATE COMMISSION

        SECTION 12.1    Seller hereby agrees to pay to REALTY AMERICA GROUP,
L. P. ("Broker") a commission in an amount equal to one percent (1%) of the Purchase Price, payable if, as, and when Closing occurs. Each party hereto represents to the other that, except as set forth above with respect to the Broker, it has not authorized any broker or finder to act on its behalf in connection with the sale and purchase transaction contemplated hereby and that it has not dealt with any broker or finder purporting to act for any other party. Each party hereto agrees to indemnify and hold harmless the other party from and against any and all liabilities, costs, damages and expenses of any kind or character arising from any claims for brokerage or finder's fees, commissions or other similar fees in connection with the transactions covered by this Contract (other than the Broker for whom Seller is solely responsible) insofar as such claims shall be based upon alleged arrangements or agreements made by such party or on its behalf, which indemnity shall (notwithstanding anything to the contrary contained or implied elsewhere in this Contract) expressly survive the Closing.

                                   ARTICLE 13

                               REMEDIES ON DEFAULT

        SECTION 13.1 If Seller fails in the performance of any of its material obligations hereunder, including a breach of its representations and warranties contained herein ("Seller Default"), then Purchaser shall either (i) terminate this Contract and accept the return of the Earnest Money and the Early Termination Fee, as applicable, and, except as otherwise provided in this Agreement, neither party shall thereafter have any further obligations hereunder, or (ii) sue for specific performance, as its sole and exclusive remedies. Subject to Section 7.3 hereof, Purchaser hereby waives the right to bring a suit for damages (including a suit for consequential damages or lost profits), and waives all other remedies at law or in equity. Notwithstanding the foregoing, it shall not be considered a Seller Default hereunder in the event a contracting party or tenant or lessee under any Existing Contract, New Contract, Existing Lease or New Lease does not receive a termination notice letter herein required, so long as such notices were sent or delivered in a manner reasonably acceptable to Seller (and assuming Purchaser has received copies of any such termination notice). Additionally, and notwithstanding the foregoing, Purchaser may not sue Seller for specific performance if the Seller Default in question was caused by circumstances beyond the reasonable control of Seller. In the event Purchaser elects to sue for specific performances, Purchaser must notify Seller in writing of its intention to do so within ninety-one (91) days after the occurrence of the Seller Default and commence a legal action with respect therefore within two years and one day after the occurrence of such Seller Default. Such notice shall be a condition precedent to any action for specific performance, and a failure to timely give such notice shall be deemed to be a waiver of the rights of Purchaser to claim specific performance.

        SECTION 13.2 If Purchaser fails in the performance of any of its material obligations hereunder ("Purchaser Default"), then the Earnest Money shall be paid to Seller by the Title Company (and Seller shall be entitled to retain the Early Termination Fee, as applicable) as liquidated damages for such Purchaser Default as Seller's sole and exclusive remedy, except as otherwise set forth in this Agreement, and neither party shall thereafter have any further obligations hereunder (except as otherwise provided herein). The parties agree that the amount of liquidated damages described in the preceding sentences, as applicable, is a reasonable sum considering all of the circumstances existing as of the date hereof, including the relationship of such sum to the amount of harm to Seller that reasonably could be anticipated, Seller's anticipated use of the proceeds of sale and the fact that actual damages would be impossible to determine.

                                   ARTICLE 14

                                 INDEMNIFICATION

        SECTION 14.1 Except as otherwise set forth in this Agreement, and except to the extent caused by the negligence or willful misconduct of Purchaser, Seller hereby agrees to indemnify, protect, defend, save and hold harmless Purchaser, and Purchaser's employees, officers, directors, partners, members and shareholders, from and against any and all debts, duties, obligations, liabilities, suits, claims, demands, causes of action, damages, losses, costs and expenses (including, without limitation, reasonable attorneys' fees, expenses and court costs) in any way relating to, connected with, or arising out of the Property and/or the ownership, leasing, use, operation, maintenance, or management thereof, and which arise or accrue out of facts and circumstances occurring prior to the Closing Date. The provisions of this
Section 14.1 shall survive Closing and are not subject to the restrictions on claims and remedies set out in Section 13.1 hereof, but are subject to Section
15.13 hereof.

        SECTION 14.2 Except as otherwise set forth in this Agreement, and except to the extent caused by the negligence or willful misconduct of Seller, Purchaser hereby agrees to indemnify, protect, defend, save and hold harmless Seller, and Seller's employees, officers, directors, partners and shareholders, from and against any and all debts, duties, obligations, liabilities, suits, claims, demands, causes of action, damages, losses, costs and expenses (including, without limitation, attorney's fees and expenses and court costs) in any way relating to, connected with, or arising out of the Property or the ownership, leasing, use, operation, maintenance, or management thereof, which arise or accrue out of facts and circumstances occurring after the Closing Date. The provisions of this Section 14.2 shall survive Closing and are not subject to the restrictions on claims and remedies set out in Section 13.2 hereof, but are subject to Section 15.13 hereof.

                                   ARTICLE 15

                                  MISCELLANEOUS

        SECTION 15.1 All notices, demands, or other communications of any type (herein collectively referred to as "Notices") given by Seller to Purchaser or by Purchaser to Seller, whether required by this Contract or in any way related to the transaction contracted for herein, shall be void and of no effect unless given in accordance with the provisions of this Section 15.1. All Notices shall be in writing and delivered to the person to whom the notice is directed, either (a) by telephonic facsimile communication, (b) by United States Mail, as a registered or certified item, return receipt requested or (c) nationally recognized overnight or local courier service. Any of the Notices may be delivered by the parties hereto or by their respective attorneys. Any notice delivered by telephonic facsimile communication shall be deemed effective after being transmitted to the applicable telephone facsimile numbers set forth below. Notices delivered by overnight or local courier shall be effective upon receipt. Notices delivered by registered or certified mail shall be assumed effective two
(2) days after being deposited in a post office or other depository under the care or custody of the United States Postal Service, enclosed in a wrapper with proper postage affixed, with return receipt requested, provided that upon proof of the date of actual delivery, the notice shall be effective as of such actual delivery, or on the date of refusal to accept delivery of the notice, and, if addressed to Seller, as follows:


                                        MAHARISHI GLOBAL DEVELOPMENT FUND
                                        5600 N. Central Expressway
                                        Dallas, Texas 75206
                                        Attention: David Humphreys
                                        Facsimile Number: (214) 826-2433

        With a copy to:                 Kurt Arbuckle
                                        Kurt Arbuckle, P.C.
                                        2700 Post Oak Blvd., Suite 950
                                        Houston, Texas  77056
                                        Facsimile Number: (713) 961-5236

        and addressed, if to Purchaser, as follows:

                                        REALTY AMERICA GROUP, L. P.
                                        3809 Cole Avenue
                                        Dallas, Texas 75205
                                        Attention: Webb Sowden
                                        Facsimile Number: (214) 522-0303

Either party hereto may change the address for notice specified above by giving the other party five (5) days advance written notice of such change of address.

        SECTION 15.2 For purposes of determining the time for performance of various obligations under this Contract, the "Effective Date" of this Contract shall be the date the Title Company acknowledges hereon the receipt of three (3) fully executed counterpart originals hereof, together with the Initial Earnest Money.

        SECTION 15.3 This Contract may be assigned by Purchaser provided that Purchaser's assignee expressly assumes all of Purchaser's liabilities and obligations under the Contract. However, Purchaser shall remain primarily liable for performance of all its obligations hereunder, if such obligations are not performed by Purchaser's assignee.

        SECTION 15.4 This Contract shall be construed and interpreted in accordance with the laws of the State of Texas and the obligations of the parties hereto are and shall be performable in Dallas County, Texas.

        SECTION 15.5 This Contract may not be modified or amended, except by an agreement in writing signed by Seller and Purchaser. The parties may waive any of the conditions contained herein or any of the obligations of the other party hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving such conditions or obligations.

        SECTION 15.6    Time is of the essence of this Contract.

        SECTION 15.7 In the event it becomes necessary for either party hereto to file a suit to enforce this Contract or any provisions contained herein, the party prevailing in such action shall be entitled to recover, in addition to all other remedies, reasonable attorneys' fees incurred in such suit. In any action to enforce the provisions hereof, the parties hereby expressly waive their right to jury trial.

        SECTION 15.8 The descriptive headings of the several Sections and Paragraphs contained in this Contract are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

        SECTION 15.9 This Contract, including Exhibits A, B, C, and D hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith.

        SECTION 15.10 Numerous counterparts of this Contract may have been executed by the parties hereto. Each such executed counterpart shall have the full force and effect of an original executed instrument.

        SECTION 15.11 In the event that the last day of any period or operative date computed under this Contract falls on a Saturday, Sunday or nationally established holiday, the period or operative date shall be deemed extended until the next business day following such date.

        SECTION 15.12 Each party represents that it has full status, standing, and authority to enter into this Contract and the transactions contemplated hereby, and it is agreed that each party is relying on this representation in entering into this Contract and the transactions contemplated hereby. Seller warrants that it is not a foreign corporation as defined by the United States Code regarding transfers and the reporting of transfers of U.S. Currency from the U.S.

        SECTION 15.13 In no event will either party to this Contract be liable to the other party for loss of profits or consequential damages caused by an alleged breach hereof or delay in performance hereof.

        SECTION 15.14 Unless and until the Closing is consummated, each party and its officers, directors, employees, agents and representatives will use good faith efforts to hold in confidence all documents and information concerning the Property and the transactions contemplated herein as may be furnished to it by the other party hereunder or otherwise obtained in connection with the transactions contemplated herein, except that (a) a party may disclose such documents and information as may be required by applicable law; (b) a party may disclose such documents and information to its respective parent, subsidiary or affiliate entities if reasonably necessary for the consummation of this transaction; and (c) a party may disclose such documents and information to its lender, or to its accountants, attorneys, and other advisors, if, in the party's reasonable judgment, such persons need to know such information, and then only on the condition that the party informs them of the confidential nature of such information, directs them to keep all such information in the strictest confidence and to use such information only for the purpose intended. Purchaser and Seller agree that the restrictions on disclosure set forth in this Section
15.14 shall not prohibit or restrict Seller's or Purchaser's giving notices or making disclosures to others as may be necessary or appropriate to enable Seller or Purchaser to comply with Seller's or Purchaser's rights and obligations under this Contract. If the transactions contemplated by this Contract are not consummated, each party shall use good faith efforts to maintain such confidence, and all documents provided to either party by the other (and all copies thereof) shall promptly be returned to the furnishing party. Neither party shall make any press release or, except as specifically provided above, other public announcement with respect to this Contract or the transactions described herein, without the prior consent of the other party. Without limiting the foregoing, and in order for Purchaser to retain good business relations, Purchaser shall not contact or discuss this transaction with Seller's employees (other than David Humphreys); or other persons working at the Property; or vendors, suppliers, guests, occupants or tenants of the Property.

        SECTION 15.15 All indemnities, representations and/or warranties of Purchaser or Seller and all provisions of this Agreement that are stated to survive Closing (but, in certain instances, as limited pursuant to the terms hereof) shall survive Closing.

        SECTION 15.16 If, during the Inspection Period, Seller receives a bona fide third party contract to purchase the Property, which Seller wishes to accept, and if such third party contract is (a) for an all cash purchase price of at least $18,000,000, (b) contains a provision requiring the Purchaser to deposit at least $100,000 of earnest money which is non-refundable from the date of execution of the third party contract, except as to casualty, condemnation, Seller default and/or approval of Title and Survey, and (c) contains a provision pursuant to which the third party contract effects a closing date not to exceed the number of days remaining until the Closing Date, then Seller shall provide notice of same to Purchaser, together with evidence reasonably acceptable to Purchaser that Seller has executed the third party contract and that the third party contract contains the provisions set forth in (a), (b), and (c) above, and within ten (10) days after its receipt of such notice and accompanying evidence, Purchaser must deposit an amount equal to the non-refundable earnest money deposited pursuant to the third party contract which is non-refundable subject only to Section 6, Seller's default, and Purchaser's approval of Title & Survey. Upon such deposit, Purchaser shall acknowledge to the Title Company that the amount so deposited shall be immediately released by the Title Company to Seller. Such acknowledgement will end any remaining Due Diligence Period, and thereafter Purchaser is obligated to close this transaction within the time for Closing set forth in the third party contract. Should Purchaser fail to make such deposit and acknowledgement as set forth above, then this Contract between the Seller and Purchaser shall terminate and all Earnest Money will be returned to Purchaser; provided, should Purchaser fail to make such acknowledgement, but the third party thereafter defaults under the third party contract or the third party contract is thereafter modified in any way, then this Contract shall, at Purchaser's sole option, be reinstated and the timelines in this Contract correspondingly extended from the reinstatement date through Closing.

        SECTION 15.17 The exchange of versions of this Contract shall not constitute offers until such time as signed and delivered by the party who wishes to make the offer. In the event of such signing and delivery, such offer shall remain in force for three business days, including the date of delivery, and after such three days shall cease to be binding on the offeror.

        EXECUTED on this the _____ day of June, 2004, by Seller.

                                 SELLER:

                                 MAHARISHI GLOBAL DEVELOPMENT FUND


                                 By:
                                    -------------------------------------------
                                 Name: David Humphreys
                                 Title: Authorized Representative


        EXECUTED on this the _____ day of June, 2004, by Purchaser.


                                 PURCHASER:

                                 REALTY AMERICA GROUP, L. P., a Texas
                                 corporation


                                 By:
                                    -------------------------------------------
                                 Name: Webb Sowden

                                 Title:
                                       ----------------------------------------

        The Contract has been received by The Title Company this _____ day of June, 2004, together with the Initial Earnest Money, which shall be the Effective Date.

                                  REPUBLIC TITLE


                                  By:
                                     ------------------------------------------

                                  Address:  2626 Howell Street
                                            10th Floor
                                            Dallas, Texas 75204
                                            Attention:  Pauletta Hubbard

                                    EXHIBIT A


                                LEGAL DESCRIPTION


BEING a tract of land situated in the JOHN W. SMITH SURVEY, Abstract No. 1334 and being a portion of BLOCK 2939 to the City of Dallas and being a portion of the some previously described as 5.388 acres by Substitute Trustee's Dead recorded in Volume 90235, Page 2636 of the Deed Records of Dallas County, Texas ( DRDCT ) and being more particularly described as follows:

BEGINNING at a 1/2 inch iron rod set at the Intersection of the southerly Right-of-Way line of MOCKINGBIRD LANE ( variable width Right-of-Way ) and the westerly Right-of-Way line of the M.K.&T. RAILROAD ( 60' Right-of-Way );

THENCE departing the southerly Right-of-Way line of sold MOCKINGBIRD LANE and along the westerly Right-of-Way line of said M.K.&T. RAILROAD South 44'18'16" West a distance of 1216.77 feet to a point for corner in the easterly Right-of-Way line of U.S. HIGHWAY NO. 75 - NORTH CENTRAL EXPRESSWAY (variable width Right-of-Way );

THENCE departing the westerly Right-of-Way line of said M.K.&T. RAILROAD and along the easterly Right-of-Way line of said U.S. HIGHWAY NO. 75 - NORTH CENTRAL EXPRESSWAY as follows:

      North 13(0)08'58" East a distance of 336.00 feet to a point for corner;

      North 23(0)54'11" East a distance of 15.53 feet to a point for corner;

      North 29(0)13'01" East a distance of 588.43 feet to a point for corner;

      North 63(0)45'59" East a distance of 32.01 feet to a point for corner in the southerly Right-of-Way line of sold MOCKINGBIRD LANE;

THENCE departing the easterly Right-of-Way line of said U.S. HIGHWAY NO. 75 - NORTH CENTRAL EXPRESSWAY and along the southerly Right-of-Way line of sold MOCKINGBIRD LANE North 89(0)47'18" East a distance of 451.21 feet to the POINT OF BEGINNING,

CONTAINING within these metes and bounds 5.364 acres or 233,673 square feet of land more or less.

                                    EXHIBIT B

                             LIST OF DELIVERED ITEMS

Purchaser acknowledges that the following items have been provided to it in electronic form in a file entitled, Contracts v3.pdf, which contains images of such items:

1.  PERMITS
    a.    Boiler permits
    b.    Certificate of Occupancy
    c.    Swimming pool permit
    d.    Tax permit
2.  SERVICE CONTRACTS
    a.    Bagby Elevator Service Contract
    b.    CWD trash removal
    c.    Dish Network satellite service
    d.    Garratt-Callahan Company water treatment
    e.    Reliant Energy electric
    f.    Southwestern Bell phone service
3.  LEASES
    a.    Gift Shop lease
    b.    Heaven on Earth Inns
    c.    Vending machine contract
    d.    VoiceStream cell phone antennas
          i.     Graphic representation of antennas
          ii.    Notice of Default
          iii.   Cancellation notice
    e.    Washer and dryer coin machines

4.  HOTEL FORMS
    a.    Banquet rental agreement form
    b.    Room Rental Agreement

5.  REFERENCES
    a.    Payroll
    b.    Insurance information
    c.    Banquet and Event Schedule
    d.    Hotel Guests list

6.  OTHER
    a.    Elevator Inspection report from 5-28-03
          i.    Contract with Bagby Elevator for repairs
    b.    City of Dallas tax settlement
    c.    Crisp Fire lien release

                                    EXHIBIT C

Inventory list that are owned by Seller and/or affiliates and employees which will be removed by Seller at or before Closing:

1.  Dean's Room and Chancellor's Room on Mezzanine level of Hotel
    a.    Office chairs, desk, credenza and cabinets
    b.    Chairs, tables, shelves and supplies
    c.    All audio/video equipment

2.  Storage closet next to Dean's Room and Room 905
    a.    All miscellaneous supplied
    b.    Tools, equipment, shelves and containers

3.  Fourth Floor
    a.    401 - Chairs and TV
    b.    402 - Kitchen supplies, equipment, shelves, counters and sink
    c.    403 & 405 - Desk, night stands, dressers and foam
    d.    406 - Storage supplies, shelves and cabinets
    e.    408 & 410 - Foam and audio/video equipment
    f.    4th Floor elevator lobby plants

4.  Other items belonging to school
    a.    7-8 room partitions being used for Banquets (in banquet storage room)
    b.    Power washer in maintenance office
    c.    Computer, printer and monitor in Vilma's office
    d.    Back-up hard drive in accounting computer
    e.    Two floor lamps, 2 line phone, end table and supplies in Mgr's Office
    f. Washer/dryer set in Mgr. Apt. next to Room 332 (washer moved to basement laundry) and, sofas, refrigerator and shelves in living room area

5.  Humphreys
    a.    Furniture and office equipment in Rooms 1025, 1029, and 1031
    b.    Kitchen cabinets and kitchen items
    c.    Contents of storage rooms in elevator lobby of 10th floor
    d.    Contents of storage room across from phone room in basement
    e.    Epson color copier at front desk
    f.    Satellite dish and receivers on roof of tower

6.  Other
    a. Massage tables in crates in food storage room next to service elevator on 1st floor
    b.    Hotel records and files in back offices

                                    EXHIBIT D

        UNITED ELEVATOR SERVICES:

        $3,010.01 from June 2001 for services that were not rendered. Notice was given that we did not intend to pay and as far as I know, they did not respond.

        FRYMIRE ENGINEERING COMPANY:

        $473.05 from August 2002 for disputed services.

        KAHN MECHANICAL:

        $4,105.81 from March 2004 for services which resulted in damage to the chiller unit they were here to service.

        TXU:

        $100,000 from June - September 2002 for disputed utility charges. They have admitted billing irregularities as well as suspicious change of meter 3 months before deregulation which disallowed the Hotel from switching service providers and saving considerable money. It took 9 months to switch providers due to the meter during which time we paid about 40% more in electric charges. We are hoping to settle in the next couple of months.

        CITY OF DALLAS:

        Original outstanding bill was over $43,000 for occupancy taxes which we have been paying off since August 2003. Our last payment will be made the first week of July 2004.




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